EXHIBIT 99.1

Camco Financial Announces Second Quarter 2008 Earnings

CAMBRIDGE, Ohio, July 25, 2008 (PRIME NEWSWIRE) -- Camco Financial Corporation (Camco) (Nasdaq:CAFI) reported net earnings for the quarter ended June 30, 2008 of $373,000, or $.05 per share, compared to net earnings of $1.3 million, or $.18 per share, for the same quarter in 2007. The decline in earnings in 2008 was primarily attributable to additional provision for losses on loans of $730,000 and a decrease in net interest income of $873,000, each before the effect of federal income taxes.

The following key items summarize the Company's financial results during the second quarter of 2008:

      * On May 7, 2008 Camco announced its execution of a merger agreement with First Place Financial Corp.  Completion of that merger is expected in the fourth quarter 2008;
      * Net loans receivable decreased $4.7 million;
      * Total deposits increased $279,000;
      * Non-performing assets decreased $1.1 million;
      * Net charge offs totaled $529,000 compared to $1.1 million in the first quarter;
      * The second quarter cash dividend of $0.075 was declared on
        July 10, 2008.

For the six months ended June 30, 2008, Camco reported a net loss of $630,000 compared to $2.9 million of net earnings reported for the first half of 2007. Earnings per share for the six months ended June 30, 2008 and 2007 were $(0.09) and $0.38, respectively. The year to date 2008 net loss of $630,000 reflects to a substantial degree management's analysis and decision to add significant funds to the Bank's loan loss reserves, given the volatile real estate and economic environment. Camco's consolidated assets totaled $1.027 billion, an increase of $4.2 million from December 31, 2007. The increase in total assets was comprised primarily of increases in cash and cash equivalents, which more than doubled to $46.1 million, as net loans receivable, including loans held for sale, decreased $24.3 million from December 31, 2007. In addition, Camco grew $38.9 million in total deposits, offset partially by a $27.6 million decrease in FHLB borrowings, as we continue to execute our strategic plan to grow deposits, improve liquidity and reduce FHLB debt.

President and CEO Richard C. Baylor commented, "We continue to work hard on improving asset quality and were pleased to see a reduction in problem loans, which reduced the requirement for large additions to our loan loss reserves such as had occurred in the first quarter 2008. We anticipate further reduction of non-performing loans in the third quarter of 2008. Our net income, while reduced by the lack of loan growth, also decreased due to a reduction in our margin, as large regional banks have continued to pay above market rates for deposits, which puts competitive pressures on our pricing. We continue to focus on controlling expenses, growing relationship deposits with retail and business customers and reducing non-performing loans. Ohio's economy continues to struggle with job losses related to the auto and manufacturing sectors, but we remain optimistic that better times are ahead. We continue to work on those things we can control and move towards a successful completion of our announced merger with First Place Financial Corp."

Review of Financial Performance

Net Interest Margin: During the second quarter of 2008, the net interest margin decreased to 2.80% from 3.05% in the second quarter of 2007. The net interest spread decreased to 2.65% during the quarter from 2.82% in the second quarter of 2007. The compression in the net interest margin and spread was due to lower volumes of interest earning assets and a lower yield on those assets, offset partially by a lower cost of interest-bearing liabilities. Cost of funds decreased 46 basis points to 3.54% for the current quarter. Rapidly falling interest rates have negatively impacted our net interest margin and our net earnings during 2008, as our loan portfolio yield has re-priced downward faster than our funding costs.

Noninterest Income: For the quarter ended June 30, 2008, total noninterest income increased to $1.8 million from $1.5 million in the same period last year. The increase was primarily due to a $388,000 increase in the valuation of our mortgage servicing rights, which have been volatile during 2007 and 2008.

Noninterest Expense: For the quarter ended June 30, 2008, noninterest expense was primarily unchanged, totaling $6.9 million compared to $6.8 million for the comparable period in 2007. Employee compensation and benefits increased 5.01%, primarily due to lower loan production in the first half of 2008, which reduced the amount of compensation expense deferred. In addition, professional services increased $246,000, which was due to charges relating to the announced merger of First Place Financial and Camco.

Asset Quality: The allowance for loan losses totaled $8.2 million at June 30, 2008 versus $6.6 million at December 31, 2007, representing 1.03% and .82% of loans, respectively. Non-performing loans (loans with three payments or more delinquent plus non accrual loans) totaled $27.2 million and $28.4 million at June 30, 2008, and March 31, 2008, respectively. Non-performing loans as a percentage of loans decreased to 3.44% at June 30, 2008, from 3.56% at March 31, 2008.

Capital and Liquidity: At June 30, 2008, Camco and its subsidiary Advantage Bank each exceeded all regulatory capital requirements to be considered well-capitalized. The Bank has increased balance sheet liquidity in cash and cash equivalents to $46.1 million while maintaining off balance sheet sources that exceed $50.0 million.

Balance Sheet Transformation: Camco continues to execute and manage its long-term strategic plan. This plan encompasses the diversification of the balance sheet primarily through increasing higher yielding commercial, commercial real estate and consumer loan portfolios as well as lower cost transaction-based deposits from retail and business relationship accounts. At June 30, 2008, residential mortgage loans secured by one-to-four family properties fell to 46% of the loan portfolio from 48% at June 30, 2007.

About Camco Financial Corporation: Camco Financial Corporation, holding company of Advantage Bank, is a multi-state financial services holding company headquartered in Cambridge, Ohio. Advantage Bank and its affiliate, Camco Title Agency, offer relationship banking that includes commercial, small business and consumer financial services, internet banking and title insurance services from 28 offices in Ohio, Kentucky and West Virginia.

The Camco Financial Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=4639

Additional information about Camco Financial may be found on the Company's web sites: www.camcofinancial.com or www.advantagebank.com The words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demands for loans in the Company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                       Camco Financial Corporation
       Condensed Consolidated Statements of Financial Condition
   (In thousands, except for per share data and shares outstanding)

                                               (Unaudited) (Unaudited)
                                                 6/30/08     3/31/08
                                                 -------     -------
 Assets
 ------
   Cash and Cash Equivalents                      46,113      45,953
   Investments                                    95,312      94,721

   Loans Held for Sale                               387       1,429

   Loans Receivable                              798,760     803,158
   Allowance for Loan Loss                        (8,174)     (7,853)
                                                 -------     -------
     Loans Receivable, Net                       790,586     795,305

   Goodwill                                        6,683       6,683
   Other Assets                                   88,403      88,126
                                                 -------     -------

 Total Assets                                 $1,027,484  $1,032,217
                                             =========== ===========

 Liabilities
 -----------
   Deposits                                      731,059     730,780
   Borrowed Funds                                193,358     194,660
   Other Liabilities                              17,182      20,314
                                                 -------     -------

 Total Liabilities                               941,599     945,754

 Stockholders' Equity                             85,885      86,463
                                                 -------     -------

 Total Liabilities and Stockholders' Equity   $1,027,484  $1,032,217
                                             =========== ===========

 Stockholders' Equity to Total Assets               8.36%       8.38%

 Total Shares Outstanding                      7,155,595   7,155,595

 Book Value Per Share                             $12.00      $12.08

                       Camco Financial Corporation
       Condensed Consolidated Statements of Financial Condition
   (In thousands, except for per share data and shares outstanding)

                                  (Unaudited) (Unaudited) (Unaudited)
                                    12/31/07     9/30/07    6/30/07
                                    --------     -------    -------
 Assets
 ------
   Cash and Cash Equivalents          23,004      16,950     21,596
   Investments                        91,688     100,671    102,275

   Loans Held for Sale                 3,169       2,733      3,134

   Loans Receivable                  818,725     840,920    837,291
   Allowance for Loan Loss            (6,623)     (6,253)    (7,020)
                                     -------     -------    -------
     Loans Receivable, Net           812,102     834,667    830,271

   Goodwill                            6,683       6,683      6,683
   Other Assets                       86,615      85,956     80,702
                                     -------     -------    -------

 Total Assets                     $1,023,261  $1,047,660 $1,044,661
                                 =========== =========== ==========

 Liabilities
 -----------
   Deposits                          692,184     694,016    682,011
   Borrowed Funds                    220,981     245,850    259,750
   Other Liabilities                  21,462      18,955     12,752
                                     -------     -------    -------

 Total Liabilities                   934,627     958,821    954,513

 Stockholders' Equity                 88,634      88,839     90,148
                                     -------     -------     ------

 Total Liabilities and
  Stockholders' Equity            $1,023,261  $1,047,660 $1,044,661
                                 =========== =========== ==========

 Stockholders' Equity to
  Total Assets                          8.66%       8.48%      8.63%

 Total Shares Outstanding          7,155,595   7,202,095  7,327,835

 Book Value Per Share                 $12.39      $12.34     $12.30

                       Camco Financial Corporation
              Condensed Consolidated Statements of Earnings
                        Year to Date Information
    (In thousands, except for per share data and shares outstanding)

                                           6 Months         6 Months
                                             Ended            Ended
                                            6/30/08          6/30/07
                                          (Unaudited)      (Unaudited)
                                          ------------     -----------
 Interest Income:
   Loans                                        26,191          29,003
   Mortgage-backed securities                    1,335           1,093
   Investment securities                           810           1,242
   Interest-bearing deposits and other           1,063           1,192
                                          ------------     -----------
     Total Interest Income                      29,399          32,530
                                          ------------     -----------

 Interest Expense:
   Deposits                                     12,121          12,334
   Borrowings                                    4,332           5,553
                                          ------------     -----------
     Total Interest Expense                     16,453          17,887
                                          ------------     -----------
 Net Interest Income                            12,946          14,643

 Provision for Losses on Loans                   3,172             315
                                          ------------     -----------
 Net Interest Income After Provision
  for Loan Losses                                9,774          14,328
                                          ------------     -----------

 Noninterest Income:
   Late charges, rent and other                   679              832
   Loan servicing fees                            652              695
   Service charges and other fees
    on deposits                                 1,179            1,165
   Gain on sale of loans                          175              157
   Mortgage servicing rights                      (48)           (180)
   Gain (loss) on sale of investment,
    mbs & fixed assets                              3                4
   Income on cash surrender value
    life insurance                                 492             469
                                          ------------     -----------
     Total noninterest income                    3,132           3,142
                                          ------------     -----------

 Noninterest expense:
   Employee compensation and benefits           6,840            6,504
   Occupancy and equipment                      1,719            1,743
   Data processing                                527              570
   Advertising                                    490              660
   Franchise taxes                                620              555
   Other operating                              3,829            3,284
                                          ------------     -----------
     Total noninterest expense                  14,025          13,316
                                          ------------     -----------

 Earnings before provision for
  income taxes                                  (1,119)          4,154

   Provision for income taxes                     (489)          1,303
                                          ------------     -----------
 Net Earnings                                     (630)          2,851
                                          ============     ===========

 Earnings Per Share Reported:
                      Basic                     ($0.09)          $0.38
                    Diluted                     ($0.09)          $0.38

 Earnings Per Share Operations:
                      Basic                     ($0.09)          $0.38
                    Diluted                     ($0.09)          $0.38

   Basic Weighted Number of
         Shares Outstanding                  7,155,595       7,424,861
 Diluted Weighted Number of
         Shares Outstanding                  7,163,068       7,426,185

                    Camco Financial Corporation
           Condensed Consolidated Statements of Earnings
                       Quarterly Information
  (In thousands, except for per share data and shares outstanding)

                  3 Months   3 Months   3 Months   3 Months   3 Months
                    Ended      Ended      Ended      Ended     Ended
                   6/30/08    3/31/08   12/31/07    9/30/07   6/30/07
                 (Unaudited)(Unaudited)(Unaudited)(Unaudited)(Unaudited)
                 -------------------------------------------------------
 Interest Income:
  Loans              12,667     13,524     14,358     14,595     14,703
  Mortgage-backed
   securities           701        634        600        552        533
  Investment
   securities           368        442        514        592        601
  Interest-bearing
   deposits and
   other                579        484        575        559        587
                 -------------------------------------------------------
    Total Interest
     Income          14,315     15,084     16,047     16,298     16,424
                 -------------------------------------------------------

 Interest Expense:
  Deposits            5,720      6,401      6,558      6,537      6,330
  Borrowings          2,129      2,203      2,531      2,907      2,755
                 -------------------------------------------------------
    Total Interest
     Expense          7,849      8,604      9,089      9,444      9,085
                 -------------------------------------------------------
 Net Interest
  Income              6,466      6,480      6,958      6,854      7,339

 Provision for
  Losses on
  Loans                 850      2,322        980        200        120
                 -------------------------------------------------------
 Net Interest
  Income After
  Provision for
  Loan Losses         5,616      4,158      5,978      6,654      7,219
                 -------------------------------------------------------

 Noninterest
  Income:
  Late charges,
   rent and other       327        352        379        353        390
  Loan servicing
   fees                 321        330        345        335        343
  Service charges
   and other fees
   on deposits          598        581        634        642        598
  Gain on sale
   of loans              57        119         89        107         71
  Mortgage
   servicing
   rights               261       (309)       134        (22)      (127)
  Gain (loss) on
   sale of
   investment,
   mbs & fixed
   assets                --          3          1        (29)        (5)
  Income on cash
   surrender value
   life insurance       249        243        240        239        238
                 -------------------------------------------------------
    Total
     noninterest
     income           1,813      1,319      1,822      1,625      1,508
                 -------------------------------------------------------

 Noninterest expense:
  Employee compensation
   and benefits       3,271      3,568      3,186      3,527      3,115
  Occupancy and
   equipment            826        893        829        891        875
  Data processing       299        228        299        317        285
  Advertising           294        196        280        358        339
  Franchise taxes       273        347        273        276        286
  Other operating     1,923      1,907      1,882      1,849      1,870
                 -------------------------------------------------------
    Total noninterest
     expense          6,886      7,139      6,749      7,218      6,770
                 -------------------------------------------------------

 Earnings before
  provision for
  income taxes          543     (1,662)     1,051      1,061      1,957
  Provision for
   income taxes         170       (659)       244        218        610
                 -------------------------------------------------------

 Net earnings           373     (1,003)       807        843      1,347
                 =======================================================

 Earnings Per
  Share Reported:
  Basic               $0.05     ($0.14)     $0.11      $0.12      $0.18
  Diluted             $0.05     ($0.14)     $0.11      $0.12      $0.18

  Basic Weighted
   Number of
   Shares
   Outstanding    7,155,595  7,155,595  7,183,709  7,278,187  7,392,499
  Diluted Weighted
   Number of
   Shares
   Outstanding    7,164,018  7,162,489  7,184,277  7,281,087  7,393,779

CONTACT:  Camco Financial Corporation
          Richard C. Baylor, Chairman, CEO & President
          740-435-2040